ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

bit 99.1Exhibit 99.1
Exhibit 99.1
NEWS RELEASE

Abraxas Announces Third Quarter 2017 Results

SAN ANTONIO (November 7, 2017) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three months ended September 30, 2017.

Financial and Operating Results for the Three Months Ended September 30, 2017
The three months ended September 30, 2017 resulted in:

•	Production of 805 MBoe (8,745 Boepd)

•	Revenue of $24.7 million

•	Net loss of $0.8 million, or $0.00 per share

•	Adjusted net income(a) (excluding certain non-cash items) of $6.1 million, or $0.04 per share

•	EBITDA(a) of $15.7 million

•	Adjusted EBITDA per bank loan covenants of $15.9 million(a)

(a)	See reconciliation of non-GAAP financial measures below.

Operational Update

Delaware Basin
In Ward County, the Company successfully completed the Caprito 83-304H, targeting the Wolfcamp A2 formation. Abraxas is flowing back the well using a more conservative choke management protocol. Abraxas completed 10 stages on the Caprito 83-404H before being impacted by a mechanical issue. Abraxas remedied the issue and the remaining 17 stages on the well are now scheduled to be completed in mid-December 2017. Abraxas owns a 100% working interest in the Caprito 83-304H and 83-404H.

Abraxas recently drilled and cased the Caprito 82-101H and 82-202H, in which the Company owns a 100% and 57.1% working interest, respectively. These wells are scheduled for a November completion. Abraxas recently set surface casing on all four wells on the Company’s 660’ downspacing test at Caprito. The four-well downspacing test will consist of two Wolfcamp A2 wells, the Caprito 99-301H and Caprito 99-311H, and two Wolfcamp A1 wells, the Caprito 99-202H and Caprito 99-211H. With success, Abraxas’ well spacing will move from four wells per section to the industry norm of up to eight wells per section in the Wolfcamp A1 and A2. Abraxas will hold a 57.8% working interest in the Caprito 99-301H, Caprito 99-311H, Caprito 99-202H and Caprito 99-211H.

Williston Basin
In McKenzie County, North Dakota, Abraxas is currently completing the Yellowstone 2H-4HR three-well pad, in which the Company owns a 52% working interest. Abraxas is currently drilling the Yellowstone 5H-7H wells in which the company owns a 52% working interest.

South Texas
In Atascosa County, Texas, Abraxas recently completed and began the flowback of the Shut Eye 1H. Abraxas owns a 100% working interest in the Shut Eye 1H.

Production Update
Production for the third quarter of 2017 averaged 8,745 boepd (5,270 barrels of oil per day, 12,006 mcf of natural gas per day, 1,474 barrels of NGLs per day). As previously announced, storms and related midstream issues resulted in 350 Boepd of curtailed production during the quarter. Despite these issues, August production of 9,325 Boepd approximated Abraxas’ originally forecasted exit rate of 9,500 Boepd.

Borrowing Base
Abraxas’ Borrowing Base was recently redetermined to $135 million. Abraxas exited the quarter ended September 30, 2017 with $64 million drawn on this line of credit with $0.8 million in cash providing pro forma liquidity of approximately $72 million.

Guidance and Capital Budget
As a result of the mechanical issues encountered on the Caprito 83-404H, first production from the well is likely to be delayed to January 2018. Moreover, Abraxas continues to implement a more conservative flowback protocol in an effort to enhance the productivity and ultimate recovery of the Company’s wells primarily in the Delaware Basin. This results in a longer than anticipated flowback period before first oil is achieved from each well. For instance, 386,294 barrels of water were pumped during the Caprito 83-304H completion. It took approximately 15 days and the production of 13,500 barrels of load water before the Caprito 83-304H produced its first barrel of oil. As a result, Abraxas believes the Company will witness a slower than anticipated fourth quarter ramp. Abraxas continues to anticipate a December 2017 exit rate of 10,750 Boepd. However, with the slower ramp in anticipated volumes earlier in the quarter, Abraxas anticipates fourth quarter 2017 volumes to average between 9,500-10,000 Boepd. Abraxas' 2017 Capital Expenditure budget remains unchanged at $120 million.

For 2018, Abraxas anticipates capital expenditures of $90 million to approximate cash flow. The current capital expenditure budget anticipates the completion of ten gross, five net wells in the Bakken/Three Forks. Also in the Bakken/Three Forks, Abraxas anticipates drilling an additional four gross, two net wells that will be completed in 2018. In the Delaware Basin, Abraxas anticipates completing ten gross, seven net wells targeting the Wolfcamp/Bone Spring. Abraxas forecasts this will lead to production of 10,000 - 12,000 Boepd or approximately 44% growth at the midpoint of guidance. Abraxas expects to continue to materially decrease lease operating expenses (“LOE”) with the divestiture of numerous higher cost properties in 2017 and continued cost control. The 2018 capital expenditure budget is subject to change depending upon a number of factors, including the availability of drilling equipment and personnel, economic and industry conditions at the time of drilling, prevailing and anticipated prices for oil and gas, the availability of sufficient capital resources for drilling prospects, our financial results, the availability of leases on reasonable terms and our ability to obtain permits for drilling locations.

	4Q17E		2018E
	Low	High	Low	High
Production
Total (Boepd)	9,500	10,000	10,000	12,000
% Oil	63%		66%
% NGL	14%		12%
% Natural Gas	23%		22%

Operating Costs
LOE ($/Boe)	$4.00	$5.00	$4.00	$6.00
Production Tax (% Rev)	8.0%	9.0%	8.0%	9.0%
Cash G&A ($mm)	$4.0	$5.0	$8.5	$12.5

CAPEX ($mm)	$30		$90

2018E Net CAPEX
($mm)
Basin/Region
Delaware Basin	$51.0
Bakken	$33.8
Facilities/ Other	$5.2
Total	$90.0
Comments
Bob Watson, President and CEO of Abraxas commented, “We are disappointed we ran into a mechanical issue on the Caprito 83-404H, but are excited to get back on the well and finish the completion. The returns during drilling, higher than anticipated pressures encountered when stimulating the Wolfcamp B and preliminary flowback volumes when remediating the well are all quite encouraging. Despite the delay we still expect to achieve our originally guided 2017 exit rate of 10,750 Boepd in December.

Over the course of 2017, we achieved critical mass from our production base, continued to focus our portfolio via the divestiture of numerous non-core assets and progressed on consolidating our acreage position in Ward County all while maintaining a solid balance sheet. The results of these efforts can already be seen in our financial statements. Differentials for oil, gas and NGLs improved considerably during the quarter as our production base shifted towards West Texas. With the divestiture of numerous high LOE non-core legacy properties, our per unit costs also improved with LOE averaging $5.11/Boe during the quarter. To put that number in context, our LOE in 2012 averaged $17.26 for the year. We expect per unit costs associated with LOE and G&A to materially improve once again in 2018 as our production base gains scale and we focus on our core development properties in Bakken and Wolfcamp. The results of this focus are seen, and will continue to be seen, in our overall operating margins and profitability. We endeavor to continue to focus the portfolio via the divestiture of non-core assets while redeploying this capital to grow our highest return opportunity set primarily in the Delaware Basin. We look forward to continuing to deliver on these efforts in 2018."

Conference Call
Abraxas Petroleum Corporation (NASDAQ:AXAS) will host its third quarter 2017 earnings conference call at 11 AM ET on November 9, 2017. To participate in the conference call, please dial 844.347.1028 and enter the passcode 98656347. Additionally, a live listen only webcast of the conference call can be accessed under the investor relations section of the Abraxas website at www.abraxaspetroleum.com. A replay of the conference call will be available through December 7, 2017 by dialing 855.859.2056 and entering the passcode 98656347 or can be accessed under the investor relations section of the Abraxas website.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Permian Basin, Rocky Mountain, and South Texas regions of the United States.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Geoffrey King/Vice President – Chief Financial Officer
Telephone 210.490.4788
gking@abraxaspetroleum.com
www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

FINANCIAL HIGHLIGHTS

(In thousands except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Financial Results:
Revenues	$24,722	$13,976	$56,676	$34,548
Net income (loss)	(770)	(3,260)	20,115	(91,077)
Net income (loss) per share – basic	0.00	(0.02)	0.13	(0.77)
Net income (loss) per share – diluted	0.00	(0.02)	0.12	(0.77)
Capital expenditures	50,910	18,966	91,363	24,632
EBITDA(a)	15,698	5,312	35,550	14,536
Adjusted net income (loss), excluding certain non-cash items(a)	6,103	(2,938)	13,156	(9,569)
Adjusted net income (loss), excluding certain non-cash items(a) , per share – basic	$0.04	$(0.02)	$0.08	$(0.08)
Adjusted net income (loss), excluding certain non-cash items(a), per share – diluted	$0.04	$(0.02)	$0.08	$(0.08)
Liquidity(a)	51,569	39,750	51,569	39,750
Weighted average shares outstanding – basic	163,508	133,546	160,031	118,274
Weighted average shares outstanding – diluted	163,508	133,546	161,597	118,274

Production from Continuing Operations:
Crude oil per day (Bblpd)	5,270	3,629	3,969	3,356
Natural gas per day (Mcfpd)	12,006	8,321	10,089	8,145
Natural gas liquids per day (Bblpd)	1,474	939	1,269	873
Crude oil equivalent per day (Boepd)	8,745	5,955	6,920	5,586
Crude oil equivalent (MBoe)	805	548	1,889	1,531

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$46.88	$34.92	$47.51	$37.97
Natural gas ($ per Mcf)	1.72	1.32	1.82	1.10
Natural gas liquids ($ per Bbl)	11.03	2.83	10.27	2.90
Crude oil equivalent ($ per Boe)	32.47	23.58	31.78	24.86

Expenses:
Lease operating ($ per Boe)	$5.08	$8.40	$6.16	$8.89
Production taxes (% of oil and gas revenue)	8.3%	8.6%	8.5%	10.4%
General and administrative, excluding stock-based compensation ($ per Boe)	$5.35	$3.64	$4.34	$3.81
Cash interest ($ per Boe)	0.94	1.55	0.81	1.94
Depreciation, depletion and amortization ($ per Boe)	9.79	11.63	9.35	11.72

(a)    See reconciliation of non-GAAP financial measures below.

BALANCE SHEET DATA

(In thousands)	September 30, 2017	December 31, 2016

Cash	$819	$—
Working capital	(20,475)	(7,178)
Property and equipment – net	204,493	136,311
Total assets	226,605	161,648

Long-term debt	67,421	96,616
Stockholders’ equity	109,677	18,505
Common shares outstanding	165,890	135,094

Working capital per bank loan covenants (a)	(18,651)	(4,064)

(a)	Excludes current maturities of long-term debt and current derivative assets and liabilities in accordance with our bank loan covenants.

ABRAXAS PETROLEUM CORPORATION CONSOLIDATED
STATEMENTS OF OPERATIONS

(In thousands except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues:
Oil	$21,339	$12,713	$48,153	$31,380
Gas	1,873	1,014	4,918	2,444
Natural gas liquids	1,495	245	3,559	693
	24,707	13,972	56,630	34,517
Other	15	4	46	31
	24,722	13,976	56,676	34,548
Operating costs and expenses:
Lease operating	4,089	4,599	11,628	13,609
Production and ad valorem taxes	2,045	1,200	4,823	3,602
Rig expense	—	192	—	534
Depreciation, depletion, and amortization	7,877	6,371	17,666	17,932
Impairment	—	3,806	—	67,626
General and administrative (including stock-based compensation of $750, $768, $2,499, and $2,410 respectively)	5,057	2,760	10,692	8,238
	19,068	18,928	44,809	111,541
Operating income (loss)	5,654	(4,952)	11,867	(76,993)

Other (income) expense:
Interest income	—	—	(1)	(1)
Interest expense	868	960	1,876	3,350
Amortization of deferred financing fees	100	151	354	763
(Gain) loss on derivative contracts	5,456	(2,429)	(10,375)	10,346
(Gain) on sale of non-oil and gas assets	—	(374)	(102)	(374)
	6,424	(1,692)	(8,248)	14,084
Income (loss) before income tax	(770)	(3,260)	20,115	(91,077)
Income tax benefit	—	—	—	—
Net income (loss)	$(770)	$(3,260)	$20,115	$(91,077)

Net income (loss) per common share - basic	$0.00	$(0.02)	$0.13	$(0.77)

Net income (loss) per common share - diluted	$0.00	$(0.02)	$0.12	$(0.77)

Weighted average shares outstanding:
Basic	163,508	133,546	160,031	118,274
Diluted	163,508	133,546	161,597	118,274

ABRAXAS PETROLEUM CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP") in the United States of America, EBITDA is an appropriate measure of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. EBITDA is a non-GAAP financial measure as defined under SEC rules. EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. EBITDA excludes some, but not all items that affect net income and may vary among companies. The EBITDA presented below may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) plus interest expense, deferred income taxes, depreciation, depletion and amortization expenses, impairments, unrealized gains and losses on derivative contracts, and stock-based compensation. The following table provides a reconciliation of EBITDA to net income (loss) for the periods presented.

We have also disclosed Adjusted EBITDA per bank loan covenants. Adjusted EBITDA per bank loan covenants is a non-GAAP financial measure as defined under SEC rules. Our management believes that information regarding Adjusted EBITDA per bank loan covenants is material to an understanding of our financial condition and liquidity. Adjusted EBITDA per bank loan covenants should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Adjusted EBITDA per bank loan covenants presented below may not be comparable to similarly titled measures of other companies.

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss)	$(770)	$(3,260)	$20,115	$(91,077)
Net interest expense	868	960	1,875	3,349
Depreciation, depletion and amortization	7,877	6,371	17,666	17,932
Amortization of deferred financing fees	100	151	354	763
Impairment	—	3,806	—	67,626
Stock-based compensation	750	768	2,499	2,410
Unrealized (gain) loss on derivative contracts	6,873	(3,484)	(6,959)	13,533
EBITDA	$15,698	$5,312	$35,550	$14,536

EBITDA	$15,698	$5,312	$35,550	$14,536
Realized loss on derivative monetization	—	—	—	349
Monetized derivative contracts	—	—	—	14,370
Expenses related to equity offering/loan amendments/permitted acquisitions	199	82	4,692	1,747
Adjusted EBITDA per bank loan covenants	$15,897	$5,394	$40,242	$31,002

This release also includes a discussion of “adjusted net income (loss), excluding certain non-cash items,” which is also a non-GAAP financial measure as defined under SEC rules. The following table provides a reconciliation of adjusted net income (loss), excluding ceiling test impairment and unrealized changes in derivative contracts. Management believes that net income (loss) calculated in accordance with GAAP is the most directly comparable measure to adjusted net income (loss), excluding certain non-cash items. The calculation of adjusted net income (loss), excluding certain non cash items presented below may not be comparable to similarly titled measures of other companies.

Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically from period to period. As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Accounting Standards Codification 815: Derivatives and Hedging as amended and interpreted, which requires Abraxas to record an unrealized gain or loss based on the calculated value difference from the previous period-end valuation. For example, NYMEX oil prices on September 30, 2016 were $48.24 per barrel compared to $51.67 on September 30, 2017; therefore, the mark-to-market valuation changed considerably from period to period.

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss)	$(770)	$(3,260)	$20,115	$(91,077)
Impairment	—	3,806	—	67,626
Unrealized (gain) loss on derivative contracts	6,873	(3,484)	(6,959)	13,533
Realized loss on derivative monetization	—	—	—	349
Adjusted net income (loss), excluding certain non-cash items	$6,103	$(2,938)	$13,156	$(9,569)
Net income (loss) per share – basic	$0.00	$(0.02)	$0.13	$(0.77)
Net income (loss) per share – diluted	$0.00	$(0.02)	$0.12	$(0.77)
Adjusted net income (loss), excluding certain non-cash items, per share – basic	$0.04	$(0.02)	$0.08	$(0.08)
Adjusted net income (loss), excluding certain non-cash items, per share – diluted	$0.04	$(0.02)	$0.08	$(0.08)

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents. We use liquidity as an indicator of the Company's ability to fund development and exploration activities. However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company's financial statements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

(In thousands)	September 30, 2017	September 30, 2016

Borrowing base	$115,000	$130,000
Cash and cash equivalents	819	—
Revolving credit facility - outstanding borrowings	(64,000)	(90,000)
Outstanding letters of credit	(250)	(250)
Liquidity	$51,569	$39,750